Exhibit 10.97

Amendment to Lease Agreement and Waiver Letter

February 28, 2002

BPF Onroerend Goed Lease en Financieringen B.V.

PO Box 15 (PAC EB 5000)

3870 DA Hoevelaken

The Netherlands

Re:	Lease agreement between Modus Media International, B.V. and BPF Onroerend Goed Lease en Financieringen B.V. (formerly named: ABN AMRO Onroerend Goed Lease en Financieringen B.V.) dated February 4, 2000 (the “Lease”), and the addendum dated October 18, 2001, including a Corporate Guarantee of Modus Media International, Inc. of MMI BV’s obligations under this Lease agreement,

Modus Media International, B.V. (the “Lessee”) and BPF Onroerend Goed Lease en Financieringen B.V. (the “Lessor”) entered into a lease agreement dated February 4, 2000 (the “Lease”) and the addendum dated October 18, 2001, and Modus Media International, Inc. (“MMI”) executed a Corporate Guarantee to guarantee MMI BV’s obligations under the Lease (the “Guarantee”).

Specifically, the Lessee is aware that it is not in compliance with certain obligations set forth in the Section entitled “Shareholders’ Equity”. Although the Lessor has not sent the Lessee a notice of default pursuant to Section 11 of the Lease, the Lessee has requested that the Lessor waive any rights or remedies it may have under the Lease and Under the Guarantee for a period of six (6) months, through August 31, 2002 as set forth below.

In response to such request, the Lessor hereby agrees to waive the terms of the following provisions of the Lease and to enter into necessary amendments to the Lease under the terms and conditions set forth herein. Capitalized terms which are not otherwise defined herein shall have the same meaning herein as in the Lease.

Section 1. Waiver.

The Lessor hereby waives all rights and remedies, solely with respect to the non-compliance by the Lessee of its obligations set forth in the Section entitled “Shareholders’ Equity” of the Lease, provided for in (i) Section 11 of the Lease, (ii) the General Terms and Conditions of ABN AMRO Bank N.V. which are incorporated by reference in Section 15 of the Lease, and (iii) the Guarantee. Such waiver shall be in effect from the date hereof until August 31, 2002 (the “Waiver Period”).

[NYC] 372843.2

Section 2. Undertakings.

During the Waiver Period, the Lessee and MMI undertake the following obligations:

A.	Within 30 days after the end of each fiscal month, each of MMI and the Lessee shall provide its balance sheet and a statement of income to the Lessor with respect to such fiscal month.

B.	The Lease Price (as determined pursuant to paragraph C below) shall be paid by the Lessee in advance on the 1st day of each calendar month (or the next business day if such date is a Saturday, Sunday or bank holiday in The Netherlands), and not in arrears before or on the last day of each calendar quarter as set forth in the Lease, to the bank account designated by the Lessor.

C.	Schedule A to this Letter Waiver sets forth the amounts due monthly by the Lessee for the Lease Price during the Waiver Period. Such amounts will be paid instead of the Lease Price provided for in Article 2 of the Lease during such Waiver Period.

D.	At the end of each quarter during the Waiver Period, the Lessee will maintain a minimum solvency ratio equivalent to at least the minimum solvency ratio as calculated based on the Lessee’s balance sheet dated 31st December 2001. The Lessee shall have 90 days following the end of each quarter to comply with this requirement (“Compliance Period”). Such Compliance Period shall in no event extend beyond the termination of the Waiver Period.

E.	The Lessee undertakes that net non trade balances due to the Lessee by affiliated companies as stated in its balance sheet at 31st August 2002 will not exceed one hundred thousand euro (EUR 100,000.).

Section 3. Miscellaneous.

All terms, conditions, representations, warranties, covenants and agreements set forth in each of the Lease and the Guarantee, except as herein expressly waived or amended are hereby ratified and confirmed and shall remain in full force and effect.

Modus Media International, B.V.

/s/ Paul Moore
By:	Paul Moore
Its:

Modus Media International, Inc.

[NYC] 372843.2

Modus Media International, Inc.

/s/ Terence M. Leahy
By:	Terence M. Leahy
Its:	President & CEO

BPF Onroerend Goed Lease en Financieringen B.V.

By:
Its:

SCHEDULE A

LEASE PRICE DURING THE WAIVER PERIOD

Payment Date	Lease Price No. 1 (Euros)	Lease Price No. 2 (Euros)
5-Mar-02	460,418.83	23,625.19
1-Apr-02	155,970.40	7,894.75
2-May-02	155,970.40	7,894.75
3-Jun-02	155,970.40	7,894.75
1-Jul-02	155,970.40	7,894.75
1-Aug-02	155,970.40	7,894.75

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[NYC] 372843.2